Brilliant Earth Reports Outstanding First Quarter 2022 Results
Delivered 41.5% Net Sales Growth
Generated Net Income of $3.4 million and Adjusted EBITDA of $8.4 million
Generated GAAP Diluted EPS of $0.03 and Adjusted Diluted EPS of $0.05
Updates Fiscal 2022 Outlook

SAN FRANCISCO, Calif. – May 12, 2022 (GLOBE NEWSWIRE) -- Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, digital-first jewelry company and global leader in ethically sourced fine jewelry, today announced financial results for the three months ended March 31, 2022.
First Quarter 2022 Highlights (quarterly period ended March 31, 2022):
•Net sales were $100.0 million, a 41.5% increase over the prior year, with strong omnichannel performance across the Company's products.
•Gross margin expanded by 432 basis points to 50.1% for the first quarter, driven by continued strong brand resonance, performance of the Company's price optimization engine and procurement efficiencies.
•Generated strong profitability:
◦Net income was $3.4 million for the first quarter; and
◦Adjusted EBITDA was $8.4 million for the first quarter.
•Continued omnichannel leadership: Since the end of the first quarter, Brilliant Earth has opened 3 new showrooms. These new showrooms are located in Bethesda, Maryland (the Company's second location in the greater Washington, D.C. metropolitan area), Columbus, Ohio and Houston, Texas.

Beth Gerstein, Brilliant Earth’s Co-Founder and CEO, commented, “We are pleased to report a strong start to fiscal 2022. The first quarter saw strength across key operating metrics including robust sales growth, expansion in gross margin and strong profitability. We believe our performance reflects our industry leadership and the excellent execution of our strategy by our talented team. During the quarter, the continued resonance and growing embrace of our brand with millennial and Gen-Z consumers, combined with the successful implementation of our omnichannel growth initiatives contributed to our strong results. This combined with our distinctive designs, mission-driven ethos, capital-efficient negative working capital model and obsessive customer focus provide us with a powerful platform to deliver sustained profitable growth."

"As the second quarter progresses," Gerstein continued, "we are seeing impact from the uncertain geopolitical and macroeconomic environment, reflected in moderating sales trends and in our updated outlook. Notwithstanding this, we expect to deliver strong sales growth and profitability in fiscal 2022 and believe our asset light and data driven operating model will serve to further separate us from peers in the current environment. Overall, we remain well positioned to deliver on our mission, extend our leadership and gain market share in the jewelry industry.”
First Quarter 2022 Financial Highlights
•Net sales increased 41.5% to $100.0 million compared to $70.7 million in the first quarter of 2021, with strength across the Company’s products leading to a 50.2% increase in Total Orders.
•Gross profit was $50.1 million, or a 50.1% gross profit margin, compared to $32.4 million, or a 45.8% gross profit margin in the first quarter of 2021.
•Net income was $3.4 million, compared to net income of $2.4 million in the first quarter of fiscal 2021.
•Adjusted net income was $4.7 million (3).
•Adjusted EBITDA was $8.4 million, compared to $6.5 million in the first quarter of 2021 (3).

First Quarter Results

	Q1 2022		Q1 2021	% Change
Total Orders	32,372		21,555	50.2%
AOV	$3,090		$3,280	(5.8)%
($ in millions, except per share amounts)
Net Sales	$100.0		$70.7	41.5%
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.4	$	nm*	nm*
Net income, as reported	$3.4		$2.4	39.9%
Net income margin	3.4%		3.4%
Adjusted net income (3)	$4.7	$	nc*	nc*
GAAP Diluted EPS (2)	$0.03	$	nm*	nm*
Adjusted Diluted EPS (3)	$0.05	$	nc*	nc*
Adjusted EBITDA (3)	$8.4		$6.5	28.8%
Adjusted EBITDA margin (3)	8.4%		9.2%
*nc = not calculated; nm = not meaningful
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the first quarter of 2022
(2)    Represents GAAP Diluted EPS for the period of January 1 to March 31, 2022
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

Second Quarter 2022 Outlook

Net sales	$103 million - $109 million
Adjusted EBITDA	$5 million - $8 million
Fiscal 2022 Outlook

Net sales	$450 million - $470 million
Adjusted EBITDA	$30 million - $40 million
Webcast and Conference Call Information
Brilliant Earth will host a conference call and webcast to discuss first quarter results today, May 12, 2022, at 5:00 p.m. ET. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. Those interested in participating in the conference call are invited to dial (888) 708-0131 (participant passcode 6973407). International callers may dial (929) 517-9008. A replay of the webcast will remain available on the website for 90 days.
About Brilliant Earth
Brilliant Earth is a digitally native, omnichannel fine jewelry company and a global leader in ethically sourced fine jewelry. Led by our co-founders Beth Gerstein and Eric Grossberg, the Company’s mission since its founding in 2005 has been to create a more transparent, sustainable, and compassionate jewelry industry. Headquartered in San Francisco, CA and Denver, CO, Brilliant Earth has 18 showrooms and has served customers in over 50 countries worldwide.
Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, amortization of cloud-based software implementation costs, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, change in fair value of warrant liability, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net income as net income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, change in fair value of warrant liability, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted EPS as Adjusted Net income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net income and Adjusted diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We believe that AOV is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV may also fluctuate as we expand into and increase our presence in additional product categories and price points, and open additional showrooms.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this report may be forward-looking statements. Forward-looking statements in this press release include but are not limited to our future results of operations and financial position, business strategy, plans and objectives of management for future operations, including, but not limited to, other statements regarding expected growth, future capital expenditures, and debt service obligations. In some cases, you can identify forward-looking statements by words such as "anticipate," "believe," "contemplates," "continue," "could," "estimate," "evolve," "expect," "intend," "may," "plan," “potential,” "predicts," "project," "seek," "should," "strategy," "targets," "will, " or "would," or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: the Company has grown rapidly in recent years and has limited operating experience; the Company may be unable to manage growth effectively; increases in costs of diamonds, other gemstones and precious metals supply shortages; the Company’s ability to maintain a low cost of production and distribution; fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and recycled precious metals such as gold, increases in labor costs for manufacturing such as wage rate increases, as well as inflation, and energy prices; the Company’s ability to cost-effectively turn existing customers into repeat customers or to acquire new customers; risks related to the Company’s expansion plans in the U.S.; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, governmental instability, war or the threat of war, and natural disasters may affect consumer purchases; the Company has a history of losses, and may be unable to sustain profitability; competition in the fine jewelry retail industry; the Company’s ability to manage its inventory balances and inventory shrinkage; a decline in sales of Create Your Own rings would negatively affect the Company’s business, financial condition, and results of operations; the Company ability to maintain and enhance its brand; the Company’s marketing efforts to help grow its business may not be effective; environmental, social, and governance matters may impact the Company’s business and reputation; risks related to the Company’s e-commerce and omnichannel business; the Company’s ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; the Company’s results of operations and operating cash flows could fluctuate on a quarterly and annual basis, which may make it difficult to predict its future performance; the Company’s principal asset is its interest in Brilliant Earth, LLC, and, as a result, the Company depends on distributions from Brilliant Earth, LLC to pay its taxes and expenses; risks related to the Company’s obligations under its Tax Receivable Agreement and its organizational structure; and the other risks, uncertainties and the factors described in the section titled “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Contacts:
Investors:
Allison Malkin
ICR
BrilliantEarth@icrinc.com

BRILLIANT EARTH GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

	Three months ended March 31,
	2022	2021
Net sales	$100,038	$70,696
Cost of sales	49,922	38,337
Gross profit	50,116	32,359
Operating expenses:
Selling, general and administrative	44,816	27,405
Income from operations	5,300	4,954
Interest expense	(1,776)	(1,926)
Other expense, net	(59)	(620)
Income before tax	3,465	2,408
Income tax expense	(96)	—
Net income	3,369	$2,408
Net income allocable to non-controlling interest	3,013
Net income allocable to Brilliant Earth Group, Inc.	$356

Earnings per share:
Basic	$0.04
Diluted	$0.03
Weighted average shares of common stock outstanding:
Basic	10,010,798
Diluted	96,526,843

BRILLIANT EARTH GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share amounts)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$164,890	$172,865
Restricted cash	205	205
Inventories, net	28,392	24,743
Prepaid expenses and other current assets	8,560	8,178
Total current assets	202,047	205,991
Property and equipment, net	8,734	6,732
Deferred tax assets	7,840	4,407
Operating lease right of use assets	20,067	—
Other assets	943	601
Total assets	$239,631	$217,731

Liabilities and equity
Current liabilities:
Accounts payable	$11,390	$14,480
Accrued expenses and other current liabilities	26,429	28,756
Current portion of deferred revenue	23,561	18,818
Current portion of operating lease liabilities	2,779	—
Current portion of long-term debt	41,053	30,789
Total current liabilities	105,212	92,843

Long-term debt, net of debt issuance costs	22,863	32,789
Operating lease liabilities	19,882	—
Deferred rent	—	2,507
Payable pursuant to the Tax Receivable Agreement	6,604	3,775
Other long-term liabilities	3,028	2,979
Total liabilities	157,589	134,893

Equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized, none issued and outstanding at March 31, 2022 and December 31, 2021, respectively	—	—
Class A common stock, $0.0001 par value - 1,200,000,000 shares authorized; 10,708,456 and 9,614,523 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	1	1
Class B common stock, $0.0001 par value - 150,000,000 shares authorized; 35,326,696 and 35,658,013 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	4	4
Class C common stock, $0.0001 par value - 150,000,000 shares authorized; 49,119,976 and 49,505,250 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	5	5
Class D common stock, $0.0001 par value - 150,000,000 shares authorized; none issued and outstanding at March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	7,339	6,865
Retained earnings	1,884	1,528
Equity attributable to Brilliant Earth Group, Inc.	9,233	8,403
NCI attributable to Brilliant Earth, LLC	72,809	74,435
Total equity	82,042	82,838
Total liabilities and equity	$239,631	$217,731

GAAP to Non-GAAP Reconciliations
(Unaudited and in thousands, except share and per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three months ended March 31,
	2022	2021
Net income, as reported	$3,369	$2,408
Interest expense	1,776	1,926
Income tax expense	96	—
Depreciation expense	349	164
Showroom pre-opening expense	475	163
Equity-based compensation expense	2,104	93
Other expense, net (1)	59	620
Transaction costs and other expense (2)	146	1,129
Adjusted EBITDA	$8,374	$6,503
Net income margin	3.4%	3.4%
Adjusted EBITDA margin	8.4%	9.2%
(1)Other expense, net for the three months ended March 31, 2021 consisted primarily of the change in fair value of the warrant liability necessary to mark our warrants to fair market value. Additionally, these expenses for all periods presented include losses on exchange rates on consumer payments, partially offset by interest and other miscellaneous income.
(2)These expenses are those that we did not incur in the normal course of business. These expenses for all periods presented include professional fees in connection with the evaluation and preparation for operations as a public company. Additionally, the expense also includes one-time costs associated with the opening of a new operations facility for the period ended March 31, 2021.

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

Three months ended March 31,
2022
Net income attributable to Brilliant Earth Group, Inc., as reported (1)	$356
Net income impact from assumed redemption of all LLC Units to common stock (2)	3,013
Net income, as reported	$3,369
Income tax expense associated with conversion (3)	(753)
Tax effected net income after assumed conversion	2,616
Equity-based compensation expense	2,104
Showroom pre-opening expense	475
Other expense, net (4)	59
Transaction costs and other expense (5)	146
Tax impact of adjustments	(696)
Adjusted Net income	$4,704
Diluted weighted average of common stock assumed outstanding	96,526,843
Diluted earnings per share:
As reported	$0.03
As adjusted	$0.05
(1)This non-GAAP measure is not applicable to the first quarter of 2021, as the reorganization transaction did not occur until the third quarter of 2021.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)Other expense, net for the three months ended March 31, 2022 includes losses on exchange rates on consumer payments, partially offset by interest and other miscellaneous income.
(5)These expenses are those that we did not incur in the normal course of business. These expenses for all periods presented include professional fees in connection with the evaluation and preparation for operations as a public company.